FIRST AMENDMENT
                                     to
                         THIRD AMENDED AND RESTATED
                         REVOLVING CREDIT AGREEMENT
                         dated as of March 10, 1994


          This FIRST AMENDMENT (the "Amendment"), dated as of May 31, 1994, is by and among FIELDCREST CANNON, INC., a Delaware corporation (the
"Company"), the lenders listed on the signature pages hereto (the "Lenders"), CONTINENTAL BANK N. A., PHILADELPHIA NATIONAL BANK and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as lead managers for the Lenders (collectively, the "Lead Managers"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lenders (the "Agent").

          WHEREAS, the Company, the Lenders, the Lead Managers and the Agent are parties to that certain Third Amended and Restated Revolving Credit Agreement, dated as of March 10, 1994 (the "Credit Agreement"); and

          WHEREAS, the Company, the Lenders, the Lead Managers and the Agent have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:


          (section mark)1.  CERTAIN  DEFINED TERMS.   Capitalized  terms
which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

          (section mark)2. AMENDMENT TO CREDIT AGREEMENT. (a) Section 1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate place in the alphabetical sequence thereof:

               Letter of Credit  Bank.   With respect to  those Letters  of
          Credit outstanding on May 31, 1994, FNBB and, with respect to each Letter of Credit requested thereafter, FNBB or, at the request of the Company and with the consent of the Agent, any other Lender that agrees, in its sole and absolute discretion, to issue such Letter of Credit pursuant to and in accordance with the provisions of this Agreement.

          (b) Section 1 of the Credit Agreement is hereby further amended by deleting the word "Agent" where it appears in the definition of Uniform Customs and substituting therefor the phrase "Letter of Credit Bank".

          (c) Section 2.10.1 of the Credit Agreement is hereby, amended by deleting the word "Agent" each place where it appears in such section, and substituting therefor in each such place the phrase "Letter of Credit Bank".

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          (d)  Section 2.10.2  of the Credit Agreement is hereby amended by deleting such section in its entirety, and substituting therefor the following:

               (section mark)2.10.2. Reimbursement Obligation of the Company. In order to induce the Letter of Credit Bank to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Letter of Credit Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Letter of Credit Bank hereunder,

                    (a)  except   as   otherwise   expressly  provided   in
          (section mark)2.10.2(b) and (c) hereof, on each date that any draft presented under such Letter of Credit is honored by the Letter of Credit Bank, or the Letter of Credit Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Letter of Credit Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Letter of Credit Bank or any Lender in connection with any payment made by the Letter of Credit Bank or any Lender under, or with respect to, such Letter of Credit,

                    (b) upon the reduction (but not the termination) of the Revolving Credit Loan Commitment Amount to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Lenders and the Letter of Credit Bank as cash collateral for all Reimbursement Obligations, and

                    (c) upon the termination of the Revolving Credit Loan Commitment Amount, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (section mark)11 hereof, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Lenders and the Letter of Credit
          Bank as cash collateral for all Reimbursement Obligations.

          Each such payment shall be made to the Agent at it's head office referred to in (section mark)4.2 hereof in immediately available funds. Interest on any and all amounts remaining unpaid by  the Company under this (section mark)2.10.2 at any time  from the date such amounts become due
          and  payable  (whether   as  stated  in   this  (section
          mark)2.10.2 by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Letter of Credit Bank or (as the case may be) the Lenders, on demand at the rate specified in (section mark)4.1 hereof for overdue principal on the Loans.

          (e)  Section 2.10.3 of the Credit  Agreement as hereby amended by
deleting  such   section  in its  entirety,  and substituting  therefor the following:

               (section mark)2.10.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Letter of Credit Bank shall notify the Company of the date and amount of the draft

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          presented or demand for payment and of  the date and time when it expects to pay such draft or  honor such demand for
          payment. If the Company fails to reimburse the Letter of Credit Bank as provided in (section mark)2.10.2 hereof on or before the date that such draft is paid or other payment is made by the Letter of Credit Bank, the Letter of Credit Bank may at any time thereafter notify the Lenders of the amount
          of any such Unpaid  Reimbursement Obligation.   No later than
          3:00 p.m. (Boston time) on the  Business Day next following the  receipt of such  notice, each Lender shall  make
          available to the Agent, at its head office referred to in (section mark)4.2 hereof, in immediately available funds and for the benefit of the Letter of Credit Bank, such Lender's Commitment Percentage of such Unpaid Reimbursement
          Obligation, together with an amount equal to the product  of
          (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by  the Letter of Credit Bank for federal funds acquired by the Letter of Credit Bank during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Letter of Credit Bank paid the draft presented for honor  or otherwise  made payment  to the  date on which
          such  Lender's  Commitment Percentage  of  such   Unpaid
          Reimbursement obligation shall become immediately available to the Letter of Credit Bank, and the denominator of which is 360. The responsibility of the Letter of Credit Bank to the Company and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

          (f) Section 2.10.4 of the Credit Agreement is hereby amended by deleting the word "Agent" each place where it appears in such section, and substituting therefor in each such place the phrase "Letter of Credit Bank".

          (g) Section 2.10.5 of the Credit Agreement is hereby amended by deleting the word "Agent" each place where it appears in such section, and substituting therefor in each such place the phrase "Letter of Credit Bank".

          (h) Section 2.10.6 of the Credit Agreement is hereby amended by deleting the second sentence of such section in its entirety, and substituting therefor the following:

          In addition, the Company shall pay to the Letter of Credit Bank for its own account, at such time or times as such charges are customarily made by the Letter of Credit Bank, its standard processing, negotiating, amendment and administrative fees, including, without limitation, reasonable legal fees and all fees in respect of capital costs incurred by the Letter of Credit Bank in connection with such Letters of Credit (each of the foregoing fees shall be referred to herein, collectively, as the "Letter of Credit Fees").

          (i) Section 4.2 of the Credit Agreement is hereby amended by inserting immediately following the phrase "any Letter of Credit Fee" where such phrase appears in

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the second line thereof the following:

          (other than any Letter of Credit Fee payable by the Company pursuant to the second sentence of (section mark)2.10.6 hereof, which payment shall be made by the Company directly to the applicable Letter of Credit Bank in immediately available funds)

          (section mark)3.  REPRESENTATIONS   AND  WARRANTIES.     The
Company  hereby represents and warrants to the Lenders as follows:

          (a)  Representations  and  Warranties.   The  representations
and warranties contained in (section mark)6 of the Credit Agreement were
true and correct in all  material  respects when  made.    The
representations and warranties contained in (section mark)6 of the Credit Agreement, as amended hereby, are true and correct on the date hereof.

          (b) Enforceability. The execution and delivery by the Company of this Amendment, and the performance by the Company of this Amendment and the Credit Agreement, as amended hereby, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Amendment and the Credit Agreement, as amended hereby, are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general.

          (c) No Default. No Default or Event of Default has occurred and is continuing and no Default or Event of Default will exist after the execution and delivery of this Amendment or after the consummation of the transactions contemplated hereby.

          (section mark)4. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in this (section mark)4:

          (a) Delivery. The Company and Lenders constituting the Majority A Lenders shall have executed and delivered this Amendment.

          (b) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident hereto shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

          (section mark)5. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the
same.   It is declared and agreed by each  of the parties  hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and such Credit Agreement shall be read and construed as one instrument.

          (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of

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Massachusetts.

          (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d) The Company hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment and the documents referred to herein (including reasonable legal fees).

          IN  WITNESS  WHEREOF,  the   parties  have  executed  this  First
Amendment as of the date first above written.

                                   FIELDCREST CANNON, INC.


                                   By:/s/ T. R. Staab
                                      Title:  Vice President and Chief
                                              Financial Officer

                                   THE FIRST NATIONAL BANK OF
                                     BOSTON, as Agent


                                   By:/s/ Mitchell B. Feldman
                                      Title:  Director


                                   THE FIRST NATIONAL BANK OF
                                     BOSTON


                                   By:/s/ Mitchell B. Feldman
                                      Title:  Director


                                   CONTINENTAL BANK N. A., individually
                                     and as Lead Manager


                                   By:/s/ Wayne H. Riess
                                      Title:  Vice President



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                                   PHILADELPHIA NATIONAL BANK,
                                   individually and as Lead Manager
                                   (incorporated as CoreStates Bank, N. A.)


                                   By:/s/ James P. Richards
                                   Title:  Vice President


                                   FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA, individually and as
                                   Lead Manager


                                   By:/s/ Richard J. Rizzo, Jr.
                                   Title:  Vice President


                                   BANK OF MONTREAL


                                   By:/s/ Michael J. Love
                                   Title:  Director


                                   MELLON BANK, N. A.


                                   By:/s/ Frederick W. Okie, Jr.
                                   Title:  Vice President


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